EXHIBIT 31.3

CERTIFICATION

I, Duncan Bates, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Legacy Housing Corporation; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 1, 2023
/s/ Duncan Bates
Name: Duncan Bates
Title: President and Chief Executive Officer